Jeffrey Jordan POA Jeffrey Jordan POA Limited Power of Attorney The undersigned officer and/or director of Pinterest, Inc. (the "Company") hereby constitutes and appoints Wanji Walcott, the undersigned's true and lawful attorney-in-fact to: 1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% shareholder of the Company, any and all Forms 3, 4 and 5 and Schedules 13D and 13G prepared for and on behalf of the undersigned with respect to any securities of the Company pursuant to Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"); 2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Schedules 13D or 13G, complete and execute any amendment or amendments thereto and to timely file or submit such forms with or to (as applicable) the United States Securities and Exchange Commission (the "SEC"), the Company and/or any stock exchange or similar authority; 3) prepare, execute in my name and on my behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 13 or Section 16(a) of the Exchange Act, or any rule or regulation of the SEC; 4) obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third-party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third-party to release any such information to an attorney-in-fact; and 5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that (i) this Limited Power of Attorney authorizes, but does not require, the attorney-in-fact to act in their individual discretion on information provided to any such attorney-in-fact without independent verification of such information; (ii) the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of (a) the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act or (b) any liability of the undersigned for any failure to comply with the applicable Exchange Act or Securities Act requirements or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and (iii) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 13 and/or Section 16 of the Exchange Act, including, without limitation, applicable reporting requirements under Section 13 and/or Section 16 of the Exchange Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D or 13G, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. By signing below, the undersigned does hereby revoke any and all other power of attorney documents previously and otherwise executed in connection with the undersigned's obligations as an officer, director and/or 10% shareholder of the Company to prepare and file Forms 3, 4 and 5, or Schedules 13D and 13G or other forms or reports, or any amendment or amendments thereto, with the SEC and any stock exchange or similar authority, pursuant to Section 13 or Section 16(a) of the Exchange Act. The undersigned hereby gives notice to all who have received, relied on or acted upon such previously executed power of attorney documents and all other interested parties that the undersigned withdraws every power and authority thereby given and declares such power of attorney documents null and void and of no further force or effect. IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of 24th day of August 2023. /s/ Jeffrey Jordan Signature Jeffrey Jordan Print Name